XI’AN BAORUN INDUSTRIAL DEVELOPMENT CO., LTD.
INDEX TO FINANCIAL STATEMENTS

Financial Statements:

Balance Sheets	F-2

Statements of Operations	F-3

Statement of Members' Equity	F-4

Statements of Cash Flows	F-5

Notes to Unaudited Financial Statements	F-6

Index to Unaudited Pro Forma Combined Financial Statements	F-22

Introduction to Unaudited Pro Forma Combined Financial	F-23

Unaudited Pro Forma Combined Balance Sheet - September 30, 2007	F-25

Notes to Unaudited Pro Forma Combined Financial Statements	F-26

Xi'an Baorun Industrial Development Co., Ltd
Balance Sheets

	September 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current Assets
Cash	$456,503	$631,443
Accounts receivable, net	6,989,194	5,745,362
Other receivable	242,647	159,857
Advances to suppliers	3,052,842	4,276,233
Inventory	11,782,610	7,303,981
Deferred expenses	44,381	-
Due from related party	113,647	315,497
Advance to shareholders	-	22,054
Restricted cash	1,065,559	641,433
Total current assets	23,747,383	19,095,860

Plant and Equipment, net	710,939	704,871
Construction in Progress	2,996,914	515,742

	$27,455,236	$20,316,473

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$1,573,495	$2,267,116
Advances from customers	78,651	381,809
Notes payable	1,730,841	1,282,052
Advance from shareholder	27,401	-
Other payables	506,419	282,638
Consumption taxes payable	539,144	744,666
Short-term loans	1,664,270	1,019,231
Current portion of long-term notes payable	48,900	36,670
Total current liabilities	6,169,121	6,014,182

Long-term notes payable	58,874	61,862
Total Liabilities	6,227,995	6,076,044

Members' Equity
Members’ Equity	2,536,232	2,536,232
Retained earnings	17,560,308	11,079,391
Accumulated other comprehensive income	1,130,701	624,806
Total Members' Equity	21,227,241	14,240,429

Total Liabilities and Equity	$27,455,236	$20,316,473
See notes to financial statements.

Xi'an Baorun Industrial Development Co., Ltd
Statements of Operations

	Nine Months Ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)

Revenues	$64,834,695	$36,694,932
Cost of revenues	57,453,443	31,060,096
Gross profit	7,381,252	5,634,836

General and administrative expenses	801,487	1,959,694

Operating profit	6,579,765	3,675,142

Interest expense	(98,848)	(56,448)

Net income	6,480,917	3,618,694

Other comprehensive income
Unrealized foreign currency translation	505,895	199,027

Comprehensive income	$6,986,812	$3,817,721

See notes to financial statements.

Xi'an Baorun Industrial Development Co., Ltd
Statement of Members' Equity

			Accumulated
			Other
	Paid-in	Retained	Comprehensive
	Capital	Earnings	Income	Total

BALANCE, January 1, 2003	$1,815,981	$288,948	$699	$2,105,628

Contribution of capital	720,251	-	-	720,251
Net income	-	1,305,777	-	1,305,777
Unrealized foreign currency translation	-	-	31,341	31,341

BALANCE, December 31, 2004	2,536,232	1,594,725	32,040	4,162,997

Net income	-	4,141,087	-	4,141,087
Unrealized foreign currency translation	-	-	128,667	128,667

BALANCE, December 31, 2005	2,536,232	5,735,812	160,707	8,432,751

Net income	-	5,343,579	-	5,343,579
Unrealized foreign currency translation	-	-	464,099	464,099

BALANCE, December 31, 2006	2,536,232	11,079,391	624,806	14,240,429

Net income (unaudited)	-	6,480,917	-	6,480,917
Unrealized foreign currency translation (unaudited)	-	-	505,895	505,895

BALANCE, September 30, 2007 (unaudited)	$2,536,232	$17,560,308	$1,130,701	$21,227,241

See notes to financial statements.

Xi'an Baorun Industrial Development Co., Ltd
Statements of Cash Flow

	Nine Months	Nine Months
	Ended	Ended
	Sept. 30	Sept. 30
	2007	2006
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,480,917	$3,618,694
used in operating activities:
Bad debt expense	-
Depreciation and amortization	122,332	63,085
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable, trade	(1,243,832)	(84,870)
Other receivables	(82,790)	(248,750)
Inventories	(4,478,629)	(4,249,861)
Advances to suppliers	1,223,391	(1,742,065)
Due to related party		9,387
Defered Expense	(44,381)
Advance to shareholders	22,054	(435)
Restricted cash	(424,126)	(153,943)
Investment		37,175
Increase (decrease) in liabilities:
Accounts payable, trade	(693,621)	1,657,262
Advance from customers	(303,158)	85,385
Note payables - trade
Note payables - related party
Other payables	223,782	47,855
Consumption taxes payable	(205,522)	28,413
Advance from shareholder	27,401
Due from related party	201,850
Net cash provided by (used in) operating activities	825,668	(932,669)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of investments
Purchase of investments
Purchase of equipment	(128,400)	(259,065)
Construction in progress	(2,481,172)	(275,821)
Net cash used in investing activities	(2,609,572)	(534,886)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in capital
Short-term loans, net	645,039	1,005,222
Proceeds from long-term notes payable	448,789	414,712
Repayment of long-term notes payable	9,242	(7,766)
Net cash provided by financing activities	1,103,070	1,412,167

EFFECT OF EXCHANGE RATE ON CASH	505,895	199,027

INCREASE (DECREASE) IN CASH	(174,939)	143,639

CASH, beginning of period	631,443	156,681

CASH, end of period	$456,504	$300,320

Supplemental disclosures of cash flow information:
Interest paid	$98,848	$56,448
Taxes paid	$-	$-

See notes to financial statements.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Note 1 - Organization and Summary of Significant Accounting Policies

Organization

Xi’an Baorun Industrial Development Co., Ltd (the “Company”) was registered as a privately owned company on November 11, 1999 in the People’s Republic of China (the “PRC”). The Company’s business operations consist of processing and distributing heavy oil and finished oil. The Company also engages in the research and development, manufacturing and distribution of bio-diesel. The Company distributes its oil products to the clients in Shanxi, Henan , Hunan, Sichuan, Hubei, Guizhou, Xinjiang, etc.

The accompanying unaudited financial statements of the Company as of September 30, 2007 and the nine months then ended have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X, as promulgated by the US Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The financial statements for the nine months ended September 30, 2007 and 2006 are unaudited and include all adjustments considered necessary for a fair presentation of the results of operations for the nine month period ended on September 30, 2007 and 2006. All such adjustments are of a normal recurring nature. The results of the Company's operations for any interim period are not necessarily indicative of the results of the Company's operations for a full fiscal year.

Summary of Significant Accounting Policies:

Basis of Preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of September 30, 2007 and December 31, 2006, the Company maintains restricted cash of
$1,065,559 and $641,433, respectively, in a bank account that is collateral for certain bank loans ands is presented as restricted cash on the accompanying balance sheets.

Accounts Receivable

The Company conducts its business operations in the PRC. Accounts receivables are reported at net realizable value. Management reviews its accounts receivable on a regular basis. Delinquent accounts are written off when it’s determined that the amounts are uncollectible. The Company had collected most of its accounts receivables as of December 31, 2006 and 2005. The bad debt allowance of September 30, 2007 and December 31, 2006 were $0 and $28,930, respectively.

Advances from Customers

Advances from customers as of September 30, 2007 and December 31, 2006 were $78,651 and $381,809, respectively. These advances consist of prepayments to the Company for products that has not yet been shipped to the customer. Any amounts received prior to satisfying the Company’s revenue recognition criteria is recorded as deferred revenue. The Company will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

Inventories

Inventories are stated at the lower of cost or market value, cost being determined on the weighted average method.

 CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Plant and Equipment

Plants and equipments are stated at the actual cost on acquisition less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciation assets to operations over their estimated service lives, principally on a straight-line basis. Most property, plant and equipment have a residual value of 5% of actual cost. The estimated lives used in determining depreciation are:

Buildings	20 years
Office Equipment	5 years
Motor Vehicles	5 years
Other Equipment	5 years

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Construction in Progress

Construction in progress is booked as its purchase price. Construction in progress refers to the bio-diesel production facility that the Company is constructing as of September 30, 2007 and December 31, 2006. The project completion procedures have not been finished, so this project is recognized as construction in progress. Upon completion, this factory will be included in plant and equipment.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company: The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Shipping Costs

Shipping costs are included in cost of goods sold and totaled $257,900 and $1,569,094 for the nine months ended September 30, 2007 and 2006, respectively. The shipping costs dropped about 84% from the nine months ended September 30, 2006 to the same period ended September 30, 2007. In 2007, rather than having the Company delivers products to them, most of the Company’s customers picked up products by their own trucks, which were charged to the customers themselves.

Foreign Currency Translation

The functional currency of the Company is the Chinese Renminbi (“RMB”). The financial statements of the Company are translated to United Stated dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholders' equity as other comprehensive income. The cumulative translation adjustment and effect of exchange rate changes at September 30, 2007 and December 31, 2006 was $1,130,701 and $624,806 respectively.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People’s Bank of China.

On July 21, 2005, the central government of China allowed the RMB to fluctuate, ending its decade old valuation peg to the U.S. dollar. The new RMB rate reflects approximately a 2% increase in value against the U.S. dollar. Historically, the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. The Company does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

Comprehensive Income (Loss)

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders', changes in paid-in capital and distributions to stockholders. Comprehensive income for the nine months ended September 30, 2007 and the nine months ended September 30, 2006 included net income and foreign currency translation adjustments.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109").

Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

According to the related regulation of Chinese tax authority, the Company does not need to pay income taxes from year 2004 to year 2010, because the Company uses the waste gas, water and residue to produce the products.

Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments (including accounts receivable, stockholder loans and notes payable) approximate fair value due to the relatively short period to maturity of these instruments.

Concentrations and Credit Risks

For the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006, 2005 and 2004, 100% of the Company’s sales were to companies located in the PRC. As of September 30, 2007 and December 31, 2006, all of the Company’s assets were located in the PRC.

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in China. Although the Chinese government has pursued economic reform policies in the past, there is no assurance that the Chinese government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affect China’s political, economic and social conditions. There is also no guarantee that the Chinese government’s pursuit of economic reforms will be consistent or effective.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Major Suppliers

For nine months ended September 30, 2007 and for the year ended December 31, 2006, five suppliers accounted for approximately 77.8% and 84%, respectively, of the Company’s purchases. At September 30, 2007 and December 31, 2006, the amounts due to the five suppliers were approximately $1,552,977 and $2,010,706, respectively, and are included in accounts payable. Management believes that other suppliers could provide the materials on comparable terms.

As of September 30, 2007, the five major suppliers are listed as follows:

	Name of Suppliers	Products	Total purchase in the nine months ended September 30, 2007	Percentage
1	Shaan Xi Yanchang Oil (Group) Company	Gasoline Diesel Oil	$60,583,971	65%
2	Shaan Xi Railroad Oil Trading Company	Gasoline Diesel Oil	6,444,579	7%
3	Shaan Xi Oil and Chemical Industrial Company	Gasoline Diesel Oil	2,182,795	2.3%
4	China Oil and Chemical Company North-West Branch	Gasoline Diesel Oil	1,625,682	2%
5	Shaan Xi Baojiang Oil and Chemical Company	Gasoline Diesel Oil	1,386,979	1.5%
	Total		$72,224,006	77.8%

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Major Customers
For the nine months ended September 30, 2007 and the year ended December 31, 2006, five customers accounted for approximately 18% and 74%, respectively, of the Company’s sales. These customers accounted for approximately 5.5% and 60% of the Company’s outstanding accounts receivable at September 30, 2007 and December 31, 2006, respectively.

As of September 30, 2007, the five major customers are listed as follows:

	Name of Customers	Product Name	Total Sales in the nine months ended September 30, 2007	Percentage
1	China Oil and Chemical Company Chuanyu Branch	Gasoline	$2,949,027	4.5%
2	Guizhou Energy and Fuel Development Co., Ltd	Gasoline	2,767,348	4.3%
3	Beijing Huayou Oil Company	Gasoline Diesel Oil	2,756,031	4.3%
4	Jiao Technology and Chemical Company	Gasoline Diesel Oil	2,107,127	3.2%
5	Si Chuan Chengyu Energy Company	Gasoline Diesel Oil	1,085,117	1.7%
	Total		$11,664,650	18%

Cash in Bank Accounts

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People’s Republic of China. Total cash in state-owned banks at September 30, 2007 and December 31, 2006 amounted to $1,522,062 and $1,272,876, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Consumption taxes
The Company is required to charge and to collect for value added taxes on their sales, referred to as consumption taxes, which are recorded as a liability. In addition, the Company pays value added taxes on their primary purchases, recorded as a receivable. These amounts are presented netted for financial statement purposes.

Note 2 - Inventories

Inventories consisted of the following:

	September 30,	December 31,
Products	2007	2007
	(Unaudited)

Gasoline	$5,738,925	$716,477
Diesel Oil	4,469,843	1,298,776
Heavy Oil	1,573,842	5,288,728
Total	$11,782,610	$7,303,981

Gasoline and Diesel oil increased significantly from December 31, 2006 to September 30, 2007. This is mainly due to the increased sales of Gasoline and Diesel in 2007. Meanwhile, Heavy oil decreased significantly from December 31, 2006 to September 30, 2007. This is due to the limited supplies.

Note 3 - Advances to Suppliers

Advances to suppliers at September 30, 2007 and December 31, 2006 amounted to $3,052,842 and $4,276,233, respectively. They represent advances to suppliers on inventory purchased.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Note 4 - Plant and Equipment

Plant and Equipment are summarized as follows:

	September 30,	December 31,
	2007	2006
	(Unaudited)
Building	$325,170	$294,083
Office Equipment	95,545	72,819
Motor Vehicles	648,769	578,963
Other Equipments	24,100	21,926
Total	1,093,584	967,791
Less: Accumulated Depreciation	382,645	262,920
	$710,939	$704,871

Depreciation expense for the periods ended September 30, 2007 and 2006 amounted to $119,725 and $63,085, respectively.

Note 5 - Related Party Transactions

As of September 30, 2007 and December 31, 2006, the due from related party, a prepayment, amounted to $113,647 and $315,497, respectively. This amount was generated from the business between the Company and the related parties which purchased oil from other companies and resold such supplies to the Company. Total purchases between related parties for the nine months ended September 30, 2007 and the year ended December 31, 2006, were $1,613,431 and $644,005, respectively. This related party is 40% owned by a significant shareholder of the Company.

Note 6 - Advance to Shareholders

As of September 30, 2007 and December 31, 2006, the Company advanced to shareholders amounts totaling $0 and $22,054, respectively. The advances to shareholders are borrowings by shareholders in order to develop the business. The shareholders will repay the Company when the business is completed. These advances are interest free.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Note 7 - Income Taxes

During nine months ended September 30, 2007 and 2006, and the years ended December 31, 2004, 2005 and 2006 the Company obtained approval from the Peoples Republic of China to have their income taxes abated. According to the income taxes waiver agreement with the local government, considering the Company using the waste as their raw materials and related tax regulations, the Company does not need to pay any income taxes from year 2004 to year 2010.

Note 8 - Short-Term Loans

The Company is obligated for the following short term loans payable as of September 30, 2007:
.
Loans	Amount
The Company is obligated under a short term loan to a commercial bank in the PRC for 10,000,000 RMB, or $1,331,380. This loan was entered into on August 31, 2007 and is to be repaid on August 30, 2007. This loan has an interest rate of approximately 8.073% per annum. This loan is guaranteed by Xi’an Economy and Technology Investment Company.	$1,331,380

The Company is obligated under a short term loan to Xi’an Chang’an District Credit Artel Corporation in the PRC for 2,500,000 RMB, or $332,890. This loan was entered into on June 30, 2007 and is to be repaid on December 31, 2007. This loan has an interest rate of approximately 13.35% per annum. This loan is collateralized by Xi’an DongFang Oil Group Co., Ltd.	332,890
$1,664,270

Note 9 - Long-Term Notes Payable

Long term notes payables payable are used for the acquisition of automobiles. On September 27, 2006 the Company entered into a three year note payable for approximately 781,000 RMB, or approximately $100,000. This note is collateralized by the purchase of the cars and has an annualized interest rate of 1.98%. In February, 2007, the company also incurred a loan of approximately 313,000 RMB, or approximately $41,190 for the purchase of two sedans. Total interest expense on the loans for the nine months ended September 30, 2007 and 2006 is approximately $5,790 and $0 respectively.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

At September 30, 2007, maturities of this long-term debt are as follows:

Year Ending December 31,	Amount
2007	$13,329
2008	54,674
2009	39,771
$107,774

Note 10 - Notes Payable - Related Party

The Company, on occasion, satisfies the payment of their accounts payable, through the issuance of notes payable with certain vendors. These notes are issued by the Company’s bank. These notes are usually of a short term nature, approximately three to six months in length. They do not bear interest and are paid by the Company's bank to the vendors upon presentation to the Company's bank on the date of maturity. Total notes payable as of September 30, 2007 and December 31, 2006 were $1,730,841 and $1,282,052 respectively. The details for the note payable as of September 30, 2007, and December 31, 2006 are as follow:

	September 30,	December 31,
Items	2007	2006
	(Unaudited)
Notes Payable - Related Party	$1,730,841	$1,282,052

In order to facilitate the issuance of these trade notes, the bank typically requires the Company to maintain 50% of the value of the trade note in a restricted cash account. In the event of insufficient funds to repay these notes, the Company's bank can proceed with bankruptcy proceedings in the PRC against the Company. On December 21, 2006 the Company drew 10,000,000 RMB, or approximately $1,282,000, to the related party, Shanxi Bao Hui Company, under a six month trade note arrangement. The Company has a corresponding 5,000,000 RMB, or approximately $641,000, deposited with the commercial bank classified as restricted cash. This bank trade note facility is secured by ShanXi Ming Xi Tang Da Information Technological Limited Liability Company for amounts not covered by the restricted cash account.

As of September 30, 2007, the Company has drawn negotiable trade notes payable totaling 13,000,000 RMB, or approximately $1,731,025, to the related party, Shanxi Bao Hui Company, under a six month trade note arrangement. The Company has a corresponding 8,003,177 RMB, or approximately $1,065,559, deposited with the commercial bank that issued the trade notes classified as restricted cash as of September 30, 2007.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Note 11 - Commitments

Operating Lease

The Company leases its office and operating facilities under long term, non-cancelable operating lease agreements expiring variously through the year ended December 31, 2008. The non-cancelable operating lease agreements require that the Company pays certain operating expenses applicable to the leased premises. As of September 30, 2007, future minimum rental payments required under these operating leases are as follows:

Year Ending December 31,	Amount
2007	$34,270
2008	140,000
Total	$174,270

Total rent expense for the nine months ended September 30, 2007 and the year ended December 31, 2006, amounted to $54,890 and $92,997, respectively.

Note 12 - Members’ Equity

Statutory Reserves

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital or members’ equity. Appropriations to the statutory public welfare fund are at a minimum of 5% of the after tax net income determined in accordance with PRC GAAP. Commencing on January 1, 2006, the new PRC regulations waived the requirement for appropriating retained earnings to a welfare fund.

According to the Company’s articles of incorporation, the Company should appropriate a minimum of 10% of the net profit as statutory surplus reserve. During the first three quarters of 2007, and the year of 2006, the Company appropriated to the required statutory surplus in the amount of $1,758,466 and $1,110,374, respectively.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

Retained Earnings

As of September 30, 2007, and December 31, 2006, the details of retained earnings are listed as below:

	September 30,	December 31,
Items	2007	2006
	(Unaudited)
Non Statutory Retained Earnings	$15,801,842	$9,969,017
Statutory Surplus Reserve	1,758,466	1,110,374
Total	$17,560,308	$11,079,391

Note 13 - Operating Risk

(a)	Country risk

Currently, the Company's revenues are mainly derived from sale of oil products in the Peoples Republic of China ("PRC"). The Company hopes to expand its operations in the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b)	Products risk

The Company competes with larger companies, who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. There can be no assurance that the Company will remain competitive with larger competitors.

(c)	Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Renminbi (RMB) converted to U.S. dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

(d)	Political risk

Currently, the PRC is in a period of growth and is openly promoting business development in order to bring more business into the PRC. Additionally, the PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate in the PRC could be affected.

(e)	Key personnel risk

The Company's future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

Note 14 - Subsequent events

a.)
On October 23, 2007 the Company entered into a contractual relationship (the “Redsky Contract”) with Redsky Industrial (Xi’an) Co., Ltd. (“Redsky China”) a company incorporated under the laws of the PRC. Redsky China is a company that is wholly owned by Baorun China Group Limited, a company organized under the laws of Hong Kong (“Baorun China”). Baorun China was established in September 2007 by Redsky Group Limited, (“Redsky Group”) a British Virgin Island (“BVI”) Company, on which the Company’s majority shareholder is a director, but not a shareholder. Concurrent with the Redsky Contract, the shareholders of Baorun China entered into a Share Exchange Agreement (the “Exchange Agreement”) with International Imaging Systems, Inc. (“IIS”), a Delaware company that is subject to the reporting requirements of the US Securities and Exchange Commission. Pursuant to the terms of the Exchange Agreement, the shareholder of Baorun China transferred all of their outstanding common shares in exchange for the issuance of 23,954,545 shares of IIS common stock (the “Share Exchange’). As a result of the Share Exchange, Baorun China became a wholly-owned subsidiary of IIS, with the Shareholders of Baorun China acquiring approximately 94% of the issued and outstanding stock of IIS, effectively obtaining operational and management control of IIS.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

As mentioned in the prior paragraph the Company entered into the Redsky Contract concurrent with the Exchange Agreement. Under the terms of the Redsky Contract the Company has enabled Redsky China to secure significant rights to influence the Company’s business operations, policies and management, to approve all matters requiring shareholder approval, and the right to receive 100% of income earned by the Company. In addition, to ensure that the Company and their shareholders perform certain obligations under the Redsky Contract, the Company’s shareholders have pledged to Redsky China all of their equity interests in the Company. Neither Redsky China, nor Baorun China or IIS, have an equity interest in the Company. Under current PRC rules, with regards to corporate ownership of domestic companies, the ownership of companies operating in the finished oil industry is restricted to domestic Chinese companies. Accordingly, Redsky China established the Redsky Contract, a contractual relationship under PRC regulations, to achieve the benefits that would have resulted with an equity interest in the Company.

The Exchange Agreement is deemed to be a reverse acquisition, in accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission. In this transaction, IIS (the legal acquirer of Baorun China) is considered the accounting acquiree, and Baorun China (the legal acquiree of IIS) is considered the accounting acquirer, with Baorun China effectively assuming control of IIS. As Baorun China owns Redsky China, which will effectively control the Company, the Company is deemed a subsidiary of Baorun China, a legal subsidiary of IIS controlled by the shareholders of Baorun China. Based on the Company’s contractual relationship with Redsky China, they have determined a variable interest entity has been created in accordance with FASB Interpretations - FIN 46(R): Consolidation of Variable Interest Entities (as amended) (“FIN 46 (R)”). Under FIN 46 (R), subsequent to the Redsky Contract and the Exchange Agreement, the Company is to be presented as a consolidated subsidiary of IIS.

Concurrent with the Share Exchange, IIS also entered into a securities purchase agreement (the “Purchase Agreement”) with one accredited investor. (the “Investor”) for the sale of securities, consisting of (i) 4,545,455 shares of IIS’s Series A convertible preferred stock (the “Preferred Shares”), (ii) a series A-1 warrant to purchase shares of IIS’s common stock equal to 75% of the number of shares of the Preferred Shares at an exercise price of US$3.00, and (iii) a Series A-2 warrant to purchase shares of IIS’s common stock equal to 50% of the number of the Preferred Shares at an exercise price of US$4.40 (the Series A-1 and Series A-2 warrants, collectively the “Warrants”), for aggregate gross proceeds equal to $10,000,000 (the “Financing”). In connection with the Financing, IIS also entered into a registration rights agreement (the “Financing Registration Rights Agreement”) with the Investor in which IIS agreed to file a registration statement (the “Financing Registration Statement”) with the Securities and Exchange Commission to register the shares of common stock underlying the Preferred Shares (the “Conversion Shares”)on the day that is the 45th day following the later of (i) sixty (60) days following the sale of all of the securities included in the Insider Registration Statement, and (ii) six (6) months following the effective date of the Insider Registration Statement, or any subsequent registration statement with respect thereto, or such earlier date as permitted by the SEC. IIS has agreed to use their best efforts to have the Financing Registration Statement declared effective within 105 calendar days of the filing of the Financing Registration Statement, or 135 calendar days of such filing. IIS will pay liquidated damages of 1% of the dollar amount of the Preferred Shares sold in the Financing per month, payable in cash, up to a maximum of 10%, if the Financing Registration Statement is not filed and declare effective within the foregoing time periods. However, IIS will not be required to pay any liquidated damages in the event the SEC does not permit all of the Conversion Shares to be included in a Registration Statement because of its application of Rule 415.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Notes to Unaudited Financial Statements
September 30, 2007

b.)
On November 14, 2007, IIS formed a corporation under the laws of the State of Delaware called China Bio Energy Holding Group Co., Ltd. ("Merger Sub") and on November 14, 2007, acquired one hundred shares of Merger Sub's common stock. As such, Merger Sub became a wholly-owned subsidiary of IIS.

On November 15, 2007, Merger Sub was merged with and into IIS. As a result of the merger, the corporate name of IIS was changed to “China Bio Energy Holding Group Co., Ltd.” Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of Merger Sub then ceased. IIS was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the IIS.

CHINA BIO ENERGY HOLDING GROUP CO., LTD.

Index to Unaudited Pro Forma Combined Financial Statements

Pages

Introduction to Unaudited Pro Forma Combined Financial	F-23

Unaudited Pro Forma Combined Balance Sheet - September 30, 2007	F-25

Notes to Unaudited Pro Forma Combined Financial Statements	F-26

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Introduction to Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of International Imaging Systems, Inc. (“IIS”) having entered into a Share Exchange Agreement (the “Exchange Agreement”), on October 23, 2007, with Baorun China Group Limited, a company organized under the laws of Hong Kong (“Baorun China”), together with the shareholders of Baorun China (the “Shareholders”) who are the Redsky Group Limited (“Redsky Group”) a British Virgin Island (“BVI”) Company and Princeton Capital Group LLP, a New Jersey limited liability partnership. The Shareholders together own shares constituting 100% of the issued and outstanding ordinary shares of Baorun China (the “Baorun Shares”). Pursuant to the terms of the Exchange Agreement, the Shareholders transferred to IIS all of the Baorun Shares in exchange for the issuance of 23,954,545 (the “Shares”) shares of IIS common stock (the “Share Exchange’). As a result of the Share Exchange, Baorun China became a wholly-owned subsidiary of IIS, with the Shareholders of China Baorun acquiring approximately 94% of the issued and outstanding stock of IIS, effectively obtaining operational and management control of IIS. Baorun China was established in September 2007 by Redsky Group Limited. Subsequent to the establishment of Baorun China, they formed Redsky Industrial (Xi’an) Co., Ltd. (“Redsky China”) a company incorporated under the laws of the People’ Republic of China (“PRC”). Redsky China has executed a series of exclusive contractual agreements with Xi’an Baorun Industrial Development Co. Ltd. (“Xi’an Baorun”), a PRC company that operates in the development, exploration, production and distribution of bio-diesel and the wholesaling and processing of heavy oil and finished oil products. By utilizing several scientific innovations and technologies, Xi’an Baorun is able to make use of vegetable oils, animal oils, and the excess waste oils and waste extracts to produce environmentally-friendly bio-diesel products. As a result of Redsky China’s having entered into the series of exclusive contractual agreements with Xi’an Baorun, IIS has secured significant rights to influence Xi’an Baorun’s business operations, policies and management, to approve all matters requiring shareholder approval, and the right to receive 100% of income earned by Xi’an Baorun. In addition, to ensure that Xi’an Baorun and its shareholders perform certain obligations under their contractual arrangement, the Xi’an Baorun shareholders have pledged to Redsky China all of their equity interests in Xi’an Baorun. Redsky China, nor China Baorun or IIS, have an equity interest in Xi’an Baorun. Under current PRC rules, with regards to corporate ownership of domestic companies, the ownership of companies operating in the finished oil industry is restricted to domestic Chinese companies. Accordingly, Redsky China established the series of exclusive contractual agreements, under PRC regulations, to achieve the benefits that would have resulted with an equity interest in Xi’an Baorun.

On November 14, 2007, IIS formed a corporation under the laws of the State of Delaware called China Bio Energy Holding Group Co., Ltd. ("Merger Sub") and on November 14, 2007, acquired one hundred shares of Merger Sub's common stock. As such, Merger Sub became a wholly-owned subsidiary of IIS.

On November 15, 2007, Merger Sub was merged with and into IIS. As a result of the merger, the corporate name of IIS was changed to “China Bio Energy Holding Group Co., Ltd.” Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of Merger Sub then ceased. IIS was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the IIS.

For accounting purposes, the Exchange Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the transaction has been treated as a recapitalization of Baorun China, with Baorun as the acquirer. The shares issued in the transaction are treated as being issued for cash and are shown as outstanding for all periods presented in the same manner as for a stock split. Pro forma information is only presented for the balance sheet, as on the date of the Exchange Agreement, IIS was considered a public shell and accordingly, the transaction was not considered a business combination. In these Pro Forma Combined Financial Statements, hereafter the reference to IIS, Baorun China, Redsky Group, Redsky China, and Xi’an Baorun are referred to as the “Company”, unless specific reference is made to that entity.

Concurrent with the Share Exchange, the Company also entered into a securities purchase agreement (the “Purchase Agreement”) with one accredited investor. (the “Investor”) for the sale of securities, consisting of (i) 4,545,455 shares of the Company’s Series A convertible preferred stock (the “Preferred Shares”), (ii) a series A-1 warrant to purchase shares of the Company’s common stock equal to 75% of the number of shares of the Preferred Shares at an exercise price of US$3.00, and (iii) a Series A-2 warrant to purchase shares of the Company’s common stock equal to 50% of the number of the Preferred Shares at an exercise price of US$4.40 (the Series A-1 and Series A-2 warrants, collectively the “Warrants”), for aggregate gross proceeds equal to $10,000,000 (the “Financing”). In connection with the Financing, the Company also entered into a registration rights agreement (the “Financing Registration Rights Agreement”) with the Investor in which we agreed to file a registration statement (the “Financing Registration Statement”) with the Securities and Exchange Commission to register the shares of common stock underlying the Preferred Shares (the “Conversion Shares”)on the day that is the 45th day following the later of (i) sixty (60) days following the sale of all of the securities included in the Insider Registration Statement, and (ii) six (6) months following the effective date of the Insider Registration Statement, or any subsequent registration statement with respect thereto, or such earlier date as permitted by the SEC. The Company has agreed to use their best efforts to have the Financing Registration Statement declared effective within 105 calendar days of the filing of the Financing Registration Statement, or 135 calendar days of such filing. The Company will pay liquidated damages of 1% of the dollar amount of the Preferred Shares sold in the Financing per month, payable in cash, up to a maximum of 10%, if the Financing Registration Statement is not filed and declare effective within the foregoing time periods. However, the Company will not be required to pay any liquidated damages in the event the SEC does not permit all of the Conversion Shares to be included in a Registration Statement because of its application of Rule 415.

The unaudited pro forma combined balance sheet as of September 30, 2007 assumes that the Exchange Agreement and the Purchase Agreement were consummated on September 30, 2007. The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position would have been had the Exchange Agreement and the Purchase Agreement occurred as of September 30, 2007, nor is it indicative of future financial position. You should not rely on this information as being indicative of the historical result that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the Exchange Agreement and the Purchase Agreement are consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma balance sheet should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of IIS and Xi’an Baorun.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)
Proforma Balance Sheet
September 30, 2007

				China Bio
				Energy
				Holding
				Group Co., Ltd
	Xi'an			(formerly
	Baorun	Redsky	Baorun	known as
	Industrial	Industrial	China	International
	Development	(Xi'an)	Group	Imaging		Proforma	Proforma
	Co., Ltd.	Co., Ltd.	Limited	Systems, Inc.)		Adjustments	Consolidated
	(unaudited)	(unaudited)	(unaudited)	(unaudited)		(unaudited)	(unaudited)
ASSETS

Current Assets
Cash	$456,503	$-	$-	$79,950	(2)	$10,000,000	$10,536,453
Accounts receivable, net	6,989,194	-	-	-		-	6,989,194
Other receivable	242,647	-	-	-		-	242,647
Advance to suppliers	3,052,842	-	-	-		-	3,052,842
Inventory	11,782,610	-	-	-		-	11,782,610
Due from related party	113,647	-	-	-		-	113,647
Advance to shareholders	-	-	-	-		-	-
Deferred expenses	44,381	-	-	-		-	44,381
Restricted cash	1,065,559	-	-	-		-	1,065,559
Total current assets	23,747,383	-	-	79,950		10,000,000	33,827,333

Plant and Equipment, net	710,939	-	-	-		-	710,939
Construction in Progress	2,996,914	-	-	-		-	2,996,914

	$27,455,236	$-	$-	$79,950		$10,000,000	$37,535,186

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$1,573,495	$-	$-	$36,461		$-	$1,609,956
Advance from customers	78,651	-	-	-		-	78,651
Notes payable	1,730,841	-	-	-		-	1,730,841
Advance from shareholder	27,401	-	-	-		-	27,401
Other payable	506,419	-	-	-		-	506,419
Consumption taxes payable	539,144	-	-	-		-	539,144
Short-term loans	1,664,270	-	-	-		-	1,664,270
Current portion of long-term notes payable	48,900	-	-	-		-	48,900
Total current liabilities	6,169,121	-	-	36,461		-	6,205,582

Long-term notes payable	58,874	-	-	-		-	58,874
Total Liabilities	6,227,995	-	-	36,461		-	6,264,456

Stockholders' equity (deficit)
Preferred stock, Par value $.001 per share;
1,000,000 shares authorized,
162,000 shares issued and outstanding	-	-	-	-	(2)	4,545	4,545
Common stock, Par value $.001 per share;
79,000,000 shares authorized,
476,572 shares issued and outstanding	-	-	-	147	(1)	23,955	24,102
Common stock, Par value $1 per share;
10,000 shares authorized, 10,000 share
issued and outstanding	-	-	1,280	-	(4)	(1,280)	-
Additional paid-in-capital				1,719,997	(1,2,3,4)	10,832,357	12,552,354
Members Equity	2,536,232	-	-	-	(4)	(2,536,232)	-
Retained earnings (accumulated deficit)	17,560,308	-	(1,280)	(1,579,079)	(3)	1,579,079	17,559,028
Deficit accumulated during the development stage	-	-	-	(97,576)	(3)	97,576	-
Accumulated other comprehensive income	1,130,701	-	-	-		-	1,130,701
Total Members' Equity	21,227,241	-	-	43,489		10,000,000	31,270,730

	$27,455,236	$-	$-	$79,950		$10,000,000	$37,535,186

See notes to pro forma financial statements.

CHINA BIO ENERGY HOLDING GROUP, CO. LTD.
(formerly known as International Imaging Systems, Inc.)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
September 30, 2007

The Exchange Agreement, entered into on October 23, 2007, is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, International Imaging Systems, Inc. (the “IIS”) (the legal acquirer of Baorun China) is considered the accounting acquiree and Baorun China Group Limited, a company organized under the laws of the Hong Kong (“Baorun China”) (the legal acquiree of IIS) is considered the accounting acquirer. The consolidated Balance Sheet of the combined entity will in substance be those of Baorun China, with the assets and liabilities, and revenues and expenses, of IIS being included effective from the date of consummation of the Exchange Agreement. IIS is deemed to be a continuation of the business of Baorun China. The outstanding stock of IIS prior to the Exchange Agreement will be accounted for at their net book value and no goodwill will be recognized.

The Company does not have an equity interest in Xi’an Baorun, as current PRC regulations restrict ownership of companies operating in the finished oil industry to domestic Chinese entities. The Company has entered into the series of exclusive contractual agreements with Xi’an Baorun, through their acquisition of their Hong Kong subsidiary Baorun China, which has established Redsky China, a Chinese subsidiary, which ultimately entered into these contractual agreements with Xi’an Baorun. As a result of Redsky China’s contractual relationship with Xi’an Baorun, IIS has secured significant rights to influence Xi’an Baorun’s business operations, policies and management, to approve all matters requiring shareholder approval, and the right to receive 100% of income earned by Xi’an Baorun. In addition, to ensure that Xi’an Baorun and its shareholders perform certain obligations under their contractual arrangements, the Xi’an Baorun shareholders have pledged to Redsky China all of their equity interests in Xi’an Baorun. Based on the Company’s contractual relationship with Xi’an Baorun, they have determined a variable interest entity has been created in accordance with FASB Interpretations - FIN 46(R): Consolidation of Variable Interest Entities (as amended) (“FIN 46 (R)”). Under FIN 46 (R), Xi’an Baorun is presented as a consolidated subsidiary of the Company.

Subsequent to the Exchange Agreement, on November 14, 2007, IIS formed a corporation under the laws of the State of Delaware called China Bio Energy Holding Group Co., Ltd. ("Merger Sub") and on November 14, 2007, acquired one hundred shares of Merger Sub's common stock. As such, Merger Sub became a wholly-owned subsidiary of IIS. On November 15, 2007, Merger Sub was merged with and into IIS. As a result of the merger, the corporate name of IIS was changed to “China Bio Energy Holding Group Co., Ltd.” Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger, the separate existence of Merger Sub then ceased. IIS was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the IIS.

Unaudited pro forma adjustments reflect the following transaction:

1)	To reflect the acquisition of Baorun China, through the issuance of 23,954,545 shares of the Company in accordance with the Exchange Agreement

Additional paid-in-capital	23,955
Common stock, at par		23,955

2)
To reflect the Purchase Agreement, to be consummated concurrently with the Exchange Agreement. Under the terms of the Purchase Agreement the Company sold to an investor (the “Investor”) 4,545,455 shares of Series A convertible preferred stock for $10,000,000 and the investor received a Series A-1 warrant to purchase shares of the Company’s common stock equal to 75% of the number of shares of the Preferred Shares at an exercise price of US$3.00, and a Series A-2 warrant to purchase shares of the Company’s common stock equal to 50% of the number of the Preferred Shares at an exercise price of US$4.40.

Cash	10,000,000
Series A convertible preferred stock, at par		4,545
Additional paid-in-capital		9,995,455

3)	To recapitalize the Company, (or reverse merger), through the elimination of IIS accumulated deficit and their deficit accumulated during their development stage into additional paid-in-capital.

Additional paid-in-capital	1,676,655
Accumulated deficit - IIS		1,579,079
Deficit accumulated during the development stage		97,576

4)	To consolidate the equity of Xi’an Baorun and Baorun China, through its elimination, into the Company

Members Equity - Xi’an Baorun	2,536,232
Common stock - Baorun China, at par	1,280
Additional paid-in-capital		2,537,512